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Exhibit 10.106a






                                 April 11, 2003

Mr. Mike Radlovic 330 N. Indian Hill Blvd. Claremont, CA 91711

RE:  STOCK PURCHASE AGREEMENT/RADLOVIC--3,000,000 SHARES OF TRANSTAR COMMON
STOCK

Dear Mike,

Reference is made to 3,000,000 TranStar System, Inc. common stock shares (the "Stock") acquired by Vertical Computer Systems, Inc. ("Vertical") pursuant to a certain Stock Purchase Agreement, dated October 14, 2000 (hereinafter the "Stock Purchase Agreement"), between Vertical and TranStar Systems, Inc. (formerly known as Apollo Industries, Inc. and referred to herein as the "Corporation").

This letter will confirm the material terms of the mutual agreement ("Agreement") between you, Michael Radlovic ("Radlovic") and Vertical whereby, in consideration of a promissory note in the amount of $250,000 issued by Radlovic, Vertical shall sell and transfer the Stock to Radlovic.

Vertical and Radlovic hereby agree as follows:

1. This Agreement will not be effective until all of the stockholders that are not a party to this transaction (the "Non-Purchasing Stockholder(s)") have waived certain Stockholder rights contained in the Amended Stockholders Agreement, dated October 14, 2000, including the right of first refusal and any restrictions concerning the transfer of the Stock and have approved such sale without reservation, pursuant to the attached waiver (the "Waiver") dated April 11, 2003. All agreements between the Corporation and Vertical shall be amended such that all references to Apollo Industries, Inc. shall be changed to TranStar Systems, Inc., as applicable.

2. Vertical will transfer to Radlovic 3,000,000 shares of common stock of the Corporation (the "Stock") that were issued pursuant to the Stock Purchase Agreement, subject to and effective upon Radlovic's execution of a promissory note (the "2003 Note") on the terms set forth below.

3. Radlovic will issue a promissory note (the "2003 Note") for a principal amount of $250,000, bearing interest at 10% per annum, which shall accrue from the date of this agreement and shall include standard terms required by Vertical. All principal and accrued interest under the 2003 Note will be due on April 11, 2007. In connection with the 2003 Note, Radlovic shall execute the Stock Pledge Agreement and the Security and Loan Agreement attached hereto on terms acceptable in Vertical's reasonable judgment concerning the Stock transferred herein as well as an additional 2,000,000 shares of common stock of the Corporation owned by Radlovic (collectively, the "Collateral Stock"), whereby Radlovic shall pledge and reserve the Collateral Stock to secure the 2003 Note.




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4. FURTHER  DOCUMENTS.  The parties shall promptly execute any further documents as reasonably necessary to effectuate the terms of this Agreement, including any other documents reasonably required to perfect Vertical's security interest in the above-mentioned shares.

5. AUTHORITY. Each party hereto represents and warrants that it has full power and authority to enter into this Agreement and to perform this Agreement in accordance with its terms.

6. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California and shall be subject to the exclusive jurisdiction and venue of the state and federal courts of Los Angeles, California, to which the Parties irrevocably agree to submit to.

7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

8. SEVERABILITY. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

9. AMENDMENT. This Agreement may be amended only in writing executed by the parties hereto.

10. ATTORNEY'S FEES. In the event of a dispute the prevailing party shall be entitled to be reimbursed for its legal fees, including attorney fees and court costs, by the other party.

The parties hereby agree to the terms of this agreement on the date first set forth above:


ACCEPTED AND AGREED:


VERTICAL COMPUTER SYSTEMS, INC.

--------------------------
Richard Wade, President/CEO


--------------------------
Mike Radlovic, an individual